EX-99.1.  AUDITED FINANCIAL STATEMENTS



                  INDEPENDENT AUDITORS' REPORT



Shareholders and Board of Directors
Software Connections, Inc.

We have audited the accompanying balance sheets of Software Connections, Inc. as of December 31, 1999 and the related statements of operations, stockholders' deficit and cash flows for the years ended December 31, 1999 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Software Connections, Inc. as of December 31, 1999, and the results of its operations and its cash flows for the years ended December 31, 1999 and 1998, in conformity with generally accepted accounting principles.



Stark Tinter & Associates, LLC


Denver, Colorado
March 1, 2001

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                   Software Connections, Inc.
                          Balance Sheet
                        December 31, 1999


ASSETS

Current assets:
Cash and cash equivalents                                   $105,325
Trade accounts receivable, net of no
 allowance for doubtful accounts                             126,111
Other current assets                                          10,672
                                                        -------------
Total current assets                                         242,108

Property and equipment, net                                   81,290
                                                        -------------
TOTAL ASSETS                                                $323,398
                                                        =============

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable and accrued expenses                     $1,006,738
Accounts payable to a related party                           81,018
Taxes payable                                                454,787
Customer deposits                                             88,750
Deferred revenue                                             319,886
Billings on uncompleted contracts in excess
 of related costs                                            150,900
Note payable                                                 311,630
                                                        -------------
Total current liabilities                                  2,413,709
                                                        -------------
Stockholders' deficit:
        Common  stock, $1.00 par value;
         100,000 shares authorized;
         10,000 shares issued and outstanding                 10,000

           Accumulated deficit                            (2,100,311)
                                                        -------------
Total stockholders' deficit                               (2,090,311)
                                                        -------------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                 $323,398
                                                        =============



     See the accompanying notes to the financial statements.

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                      Software Connections, Inc.
                      Statements of Operations
           For the Years Ended December 31, 1999 and 1998


                                                1999         1998
                                           ------------  ------------
Revenues:
 Hardware and system sales                  $4,815,095    $7,178,774
 Software sales                              3,999,874     1,619,222
 Installation, maintenance and other revenue 1,794,306     2,084,672
                                           ------------  ------------
    Total revenues                          10,609,275    10,882,668
                                           ------------  ------------

Costs and expenses:
 Cost of sales                               5,044,336     6,556,211
 Selling, general, and administrative        6,161,218     5,590,596
 Depreciation                                  122,509       109,759
                                           ------------  ------------
    Total costs and expenses                11,328,063    12,256,566
                                           ------------  ------------

Loss from operations                          (718,788)   (1,373,898)

Interest expense                                (7,625)            -
                                           ------------  ------------
Loss before provision for income taxes        (726,413)   (1,373,898)

Provision for income taxes                           -             -
                                           ------------  ------------
Net loss                                     $(726,413)  $(1,373,898)
                                           ============  ============
Per share information:

Weighted average shares outstanding -
  basic and fully diluted                       10,000        10,000
                                           ============  ============
Net loss per share - basic and fully diluted   $(72.64)     $(137.39)
                                           ============  ============


     See the accompanying notes to the financial statements.

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                   Software Connections, Inc.
          Statements of Stockholders' Equity (Deficit)
         For the Years Ended December 31, 1999 and 1998



                           Common Stock
                           ------------    Accumulated
                         Shares   Amount     Deficit       Total
                        -------  -------     -------       -----
Balance at
 January 1, 1998              -  $     -    $       -       $    -

Issuance of common
 shares at inception     10,000   10,000            -       10,000


Net loss                      -        -   (1,373,898)  (1,373,898)
                        -------------------------------------------

Balance  at
 December 31, 1998       10,000   10,000   (1,373,898)  (1,363,898)


Net loss                      -        -     (726,413)    (726,413)
                        -------------------------------------------
Balance at
 December 31,1999        10,000   $10,000 $(2,100,311) $(2,090,311)
                        ===========================================



     See the accompanying notes to the financial statements.

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                    Software Connections Inc.
                    Statements of Cash Flows
         For the Years Ended December 31, 1999 and 1998

                                              1999           1998
                                         -------------- -------------
CASH FLOWS FROM OPERATING ACTIVITIES

Net loss                                   $(726,413)    $(1,373,898)
Adjustments  to reconcile net loss
 to net cash  provided  by  (used  in)
 operating activities:
Depreciation                                  122,509        109,759
Issuance of common stock for services               -         10,000

Changes in operating assets and liabilities:

  Accounts receivable                          404,679      (530,790)
  Other current assets                          43,300       (53,972)
  Accounts payable and accrued expenses       (142,801)    1,149,539
  Taxes payable                                335,179       119,608
  Customer deposits                             88,750            -
  Deferred revenue                            (902,591)    1,222,477
  Billings on uncompleted contracts in
   excess of costs                             150,900             -
                                         -------------- -------------
Net  cash provided by (used in) operating
  activities                                  (626,488)      652,723
                                         -------------- -------------
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property and equipment          (13,352)     (300,206)
                                         -------------- -------------
Net cash used in investing activities          (13,352)     (300,206)
                                         -------------- -------------

CASH FLOWS FROM FINANCING ACTIVITIES
Accounts payable to a related party              59,104       21,914
Proceeds from notes payable                     311,630            -
                                         -------------- -------------
Net cash provided by financing activities       370,734       21,914

Net  increase (decrease) in cash and cash
 equivalents                                   (269,106)     374,431
Cash  and cash equivalents, beginning  of
  year                                          374,431            -
                                         -------------- -------------
Cash and cash equivalents, end of year         $105,325     $374,431
                                         -------------- -------------
 SUPPLEMENTAL  DISCLOSURE  OF   CASH   FLOW
  INFORMATION:
Cash paid during the year for:
  Interest                                      $ 7,625       $    -
                                         -------------- -------------
  Income taxes                                  $     -       $    -
                                         ============== =============


     See the accompanying notes to the financial statements.

               Software Connections, Inc.
            Notes to Financial Statements
                  December 31, 1999

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Software Connections, Inc. (the "Company") was incorporated in the State of Virginia on December 31, 1997. The Company markets certain proprietary software products and computer hardware and operating systems. In addition, the Company provides support and maintenance services for its products.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. On an ongoing basis, management reviews those estimates, including those related to allowances for doubtful accounts, loss contingencies for litigation, income taxes, and projection of future cash flows used to assess the recoverability of long-lived assets.

Cash and Cash Equivalents

For  purposes of balance sheet classification and the  statements
of   cash   flows,  the  Company  considers  all  highly   liquid
investments purchased with an original maturity of three months or less to be cash equivalents.

Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 1999. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash, accounts receivable, accounts payable and notes payable. Fair values were assumed to approximate carrying values for these financial instruments because they are short term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand.

Financial instruments, which potentially subject the Company to concentrations of credit risk consist primarily of trade receivables and trade payables. The Company performs ongoing credit evaluations of its customer's financial position and the risk with respect to trade receivables is further mitigated by the fact that the Company's significant customer and supplier is a large multinational entity.

Property and Equipment

Property  and  equipment  is stated  at  cost.   Depreciation  is
computed using the straight-line method based on estimated useful lives ranging from two to five years.

Long-Lived Assets

The carrying amount of long-lived assets is reviewed if facts and
circumstances  suggest  that  it may  not  be  recoverable.   For
purposes of evaluating the recoverability of long-lived assets, the Company estimates the future undiscounted cash flows of the
long-lived   assets.    When  such  estimates   of   the   future
undiscounted cash flows are less than the carrying amount of long-
lived  assets,  the  difference is charged  to  operations.   The
Company  estimates  the  future  undiscounted  cash  flows  using
historical   results   and  current  projections.    If   current
projections of future cash flows are not achieved, the Company may be required to record reductions in the carrying values of long-lived assets in future periods.

Revenue Recognition

In October 1997, the American Institute of Certified Public Accountants ("AICPA") issued Statement of Position ("SOP") No. 97-2, "Software Revenue Recognition" which superseded SOP No. 91-1. SOP No. 97-2 was effective for fiscal years after December 15, 1997, as amended by SOP No. 98-4 and SOP No. 98-9, and provides guidance on applying generally accepted accounting principles for
software  revenue  recognition  transactions.   The  Company  has
adopted the provisions of SOP No. 97-2 for the fiscal year ended December 31, 1998.

The Company recognizes revenue from sales of its products as follows:

Sales of purchased hardware and software - revenue from sales of purchased hardware and software is recognized upon the shipment of the product to the customer, at which time title passes, provided that collection is probable.

Maintenance  agreements - Revenue from maintenance  contracts  is
recognized  as  earned  on  a monthly basis.   The  revenue  from
prepaid maintenance contracts is deferred and recognized over the life of the contract.

Long term contracts - Revenue from long term contracts is recognized using the completed contract method because the customer is not obligated to accept the product until such time as the customization of the software is complete and the product functions as intended. Accordingly, revenue and costs of individual contracts are included in operations in the year during which they are completed. Losses expected to be incurred on contracts in progress are charged to operations in the period such losses are determined. The aggregate of costs related to uncompleted contracts in excess of related billings is shown as a current asset, and the aggregate of billings on uncompleted contracts in excess of related costs is shown as a current liability.

Deferred Revenues

Deferred revenues primarily relate to support and maintenance agreements, which have been paid for by customers prior to the performance of those services. Revenue from these services is recognized ratably over the term of the support or maintenance agreement.

Research and Development Costs

The Company has adopted the provisions of Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed" ("SFAS No. 86"), which requires capitalization of certain software development costs subsequent to the establishment of technological feasibility. Based on the Company's product development process, technological feasibility is established upon completion of a working model. Since the Company does not incur any costs between the completion of the working model and the point at which the product is ready for general release, all research and development costs are charged to expense as incurred.

Income Taxes

The Company uses the liability method of accounting for income taxes. Accordingly, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of assets and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period of the enactment date. A valuation allowance is established against deferred tax assets when management concludes that the "more likely than not" realization criteria has not been met.

Advertising Costs

The  Company  expenses  all  costs of  advertising  as  incurred.
Advertising costs included in selling, general and administrative expenses aggregated $0 and $18,666 in 1999 and 1998.

Net Income (Loss) per Common Share

The Company calculates net income (loss) per share as required by Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS No. 128"). Basic earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share is calculated by dividing net income

(loss)  by  the  weighted average number  of  common  shares  and
dilutive  common stock equivalents outstanding.   During  periods
when common stock equivalents, if any, are anti dilutive they are not considered in the computation of earnings per share.

Segment Information

The Company follows the provisions of Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS No. 131"). In accordance with SFAS No. 131, certain information is disclosed based on the way management organizes financial information for making operating decisions and assessing performance. The Company currently operates in a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Recent Pronouncements

The FASB recently issued Statement No 137, "Accounting for Derivative Instruments and Hedging Activities-Deferral of Effective Date of FASB Statement No. 133" ("SFAS No. 137"). SFAS No. 137 defers for one year the effective date of FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). The rule now will apply to all fiscal quarters of all fiscal years beginning after June 15, 2000. In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," which is required to be adopted in years beginning after June 15, 1999. The Statement permits early adoption as of the beginning of any fiscal quarter after its issuance. The Statement will require the Company to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of the hedged assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. The Company has not yet determined if it will early adopt and what the effect of SFAS No. 133 will be on the earnings and financial position of the Company.

In December 1999, the Securities and Exchange Commission released Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements ("SAB No. 101"), which provides guidance on the recognition, presentation and disclosure of revenue in financial statements. SAB No. 101 did not impact the Company's revenue recognition policies.

NOTE 2. PROPERTY AND EQUIPMENT

Property and equipment consist of the following at December 31, 1999:

               Computer equipment                  $   213,352
               Office equipment and furniture          100,206
                                                   -----------
                                                       313,558
               Less: accumulated depreciation         (232,268)
                                                   -----------
                                                   $    81,290
                                                   ===========

Depreciation  charged  to  operations  aggregated  $122,509   and
$109,759 in 1999 and 1998.

NOTE 3. CONTRACTS IN PROGRESS

The amount included in billings on uncompleted contracts in excess of related costs at December 31, 1999 is as follows:

               Billings on uncompleted contracts   $   188,625
               Related costs                           (37,725)
                                                   -----------
                                                   $   150,900
                                                   ===========

NOTE 4. NOTES PAYABLE

During June 1999 the Company entered into a credit agreement with a bank whereby the Company is able to borrow up to $500,000 at an interest rate of 9.75% per annum. The loan which is secured by substantially all of the Company's assets and is guaranteed by its shareholder, is due on demand, or if no demand is made on June 30, 2002. At December 31, 1999, $311,630 was outstanding on this loan.

NOTE 5. COMMITMENTS AND CONTINGENCIES

Leases

The Company has leased its corporate facilities under a non-cancelable operating lease agreement that expires in January 2003. The facility lease requires the Company to pay monthly rent of between $12,294 and $13,043 over the term of the lease.

Rent  expense  for  the years ended December 31,  1999  and  1998 totaled $172,149 and $202,846, respectively.

In   addition,  the  Company  leases  certain  computer  hardware pursuant  to  24  month  leases for monthly payments  aggregating
$4,197.

Future minimum payments under non-cancelable operating leases with initial terms of one year or more are as follows:

     2000                                      $  133,626
     2001                                         170,242
     2002                                         156,136
     2003                                          13,043
                                               ----------
                                               $  473,047
                                               ==========
Concentrations

During 1999 and 1998 the Company made purchases of hardware and operating systems from IBM Corporation aggregating approximately
$4.6 million and $6.9 million, respectively.

In addition, IBM Credit Corporation finances the hardware and operating systems for a significant portion of the Company's customers. During 1999 and 1998 the Company made sales of hardware and operating systems aggregating approximately $4.8 million and $7.2 million, respectively, which were financed by IBM Credit Corporation.

Litigation

The Company is a defendant or co-defendant in several lawsuits filed by various suppliers. The approximate amounts claimed due from the Company are included in accounts payable and accrued expenses at December 31, 1999.

NOTE 6. STOCKHOLDERS' EQUITY

At  inception, the Company issued 10,000 shares of its $1.00  par
value   common  stock  for  services  valued  at  $10,000   which
management believes is the fair value of the services provided.

NOTE 7. INCOME TAXES

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109 ("SFAS No. 109"), "Accounting for Income Taxes", which requires use of the liability method. SFAS No. 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:

         Income tax provision at
          the federal statutory rate            35 %
         Effect of operating losses            (35)%
                                               -----
                                                 - %
                                               =====

As of December 31, 1999, the Company has a net operating loss carryforward of approximately $2.0 million for tax purposes, which will be available to offset future taxable income. If not used, this carryforward will expire in 2018 and 2019. The deferred tax asset relating to the operating loss carryforward of approximately $700,000 has been fully reserved at December 31, 1999.

NOTE 8. RELATED PARTY TRANSACTIONS

The Company will from time-to-time make loans to or receive loans from its officers. These loans typically bear no interest and are due on demand. At December 31, 1999, the Company had amounts due to an officer of $81,018.

NOTE 9. EMPLOYEE BENEFIT PLAN

The Company currently has in effect a 401(k) plan (the "Plan") covering the Company's employees who are at least 21 years of age and have completed 6 months of service. Employees may contribute up to 15% of their total compensation to the Plan. The Company may make elective contributions to the plan at its discretion. No Company contributions were made during 1999 and 1998.

NOTE 10. SUBSEQUENT EVENTS

On October 20, 2000, the Company and its shareholder entered into an agreement with California Software Corporation ("CSC"), a Nevada corporation whereby CSC purchased from the Company and its shareholder substantially all of the Company's assets and assumed substantially all of the Company's liabilities. CSC agreed to pay to the shareholder a cash payment of $750,000, a 60-month earn-out valued between $625,000 and $2,250,000, subject to certain adjustments, and a note payable valued at $292,500, payable over 36 months. In addition, CSC granted the shareholder a non-qualified stock option to purchase 1 million shares of CSC common stock at the average of the bid and ask price of the CSC common stock on the closing date of the transaction, but in no case more than $2.00 per share.

On October 20, 2000, the Company entered into an employment agreement with its President and Chief Executive Officer. The agreement is for a three year term with the compensation to be paid aggregating a base salary of at least $87,500 per annum. The salary may be adjusted from time to time at the discretion of the Board of Directors.

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